                                                                    Exhibit 1.1

                                                                  EXECUTION COPY

                           KSL Recreation Group, Inc.

                                  $125,000,000

                   10 1/4% Senior Subordinated Notes due 2007

                               PURCHASE AGREEMENT

                                                                  April 24, 1997

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SALOMON BROTHERS INC
CREDIT SUISSE FIRST BOSTON CORPORATION
BANCAMERICA SECURITIES, INC.
MONTGOMERY SECURITIES
SCOTIA CAPITAL MARKETS (USA) INC.
      c/o Donaldson, Lufkin & Jenrette
           Securities Corporation
      277 Park Avenue
      New York, New York 10172

Ladies and Gentlemen:

           KSL Recreation Group, Inc., a Delaware corporation (the "Issuer"), proposes to issue and sell $125,000,000 in aggregate principal amount of its 10 1/4% Senior Subordinated Notes due 2007 (the "Securities"). The Securities are to be issued pursuant to an Indenture (the "Indenture") to be dated the Closing Date (as defined in Section 3 hereof), between the Issuer and First Trust of New York, National Association, as trustee (the "Trustee"). The Issuer hereby confirms its agreement with Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Salomon Brothers Inc, Credit Suisse First Boston Corporation, BancAmerica Securities, Inc., Montgomery Securities and Scotia Capital Markets
(USA) Inc. (collectively the "Initial Purchasers") with respect to the sale by the Issuer of the Securities to the Initial Purchasers, subject to the terms and conditions set forth in this purchase agreement (the "Agreement").

           The proceeds to the Issuer from the sale to the Initial Purchasers of the Securities, together with a portion of the proceeds from initial borrowings under the New Credit Facility (as defined in the Offering Memorandum), will be used to repay outstanding borrowings under (i) that certain credit agreement, dated April 5, 1996, among and between the various parties listed therein, including Tiger Desert Funding Corp. and KSL Landmark Corporation, a Delaware corporation ("KSL Landmark," and together with its subsidiaries, "Desert Resorts"), as amended (the "Desert Resorts Credit Facility"), (ii) that certain credit facility, dated December 30, 1993, among and between the various parties listed therein, including the Bank of Nova Scotia, as agent for the Lenders, and KSL Florida Holding, Inc., a Delaware corporation ("Florida Holdings," and together with its subsidiaries, "Doral"), as amended (the "Doral Credit Facility"), and (iii) that certain credit facility, dated October 20, 1994, among and between the various parties listed therein, including the Bank of America N.T. & S.A., as agent for the Lenders (as defined therein) and The Fairways Group L.P., an 88.15% owned subsidiary of KSL Golf Holdings, Inc., a Delaware corporation ("Golf Holdings," and together with its subsidiaries, "Fairways"), as amended (the "Fairways Credit Facility") (the repayments of the amounts outstanding under the Desert Resorts Credit
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Facility, the Doral Credit Facility and the Fairways Credit Facility on the
Closing Date are collectively referred to herein as the "Refinancings") and otherwise pursuant to the sources and uses table set forth under "Use of Proceeds" in the Offering Memorandum. As of the date hereof and immediately prior to the consummation of the Refinancings and the Concurrent Transactions (as defined in the Offering Memorandum), all of the outstanding common stock of each of the Issuer, KSL Landmark, Florida Holdings, Golf Holdings and KSL Georgia Holdings, Inc., a Delaware corporation ("Georgia Holdings" and, together with its subsidiaries, "Lake Lanier") (the Issuer, Desert Resorts, Doral, Fairways and Lake Lanier are collectively referred to herein as the "Combined Group"), is directly owned 100% by KSL Recreation Corporation ("Recreation"). In connection with the Concurrent Transactions and simultaneously with the consummation of the Refinancings, Recreation will contribute all of the outstanding common stock of KSL Landmark, Florida Holdings, Golf Holdings and Georgia Holdings to the Issuer, resulting in the ownership by the Issuer of 100% of the outstanding common stock of each of KSL Landmark, Florida Holdings, Golf Holdings and Georgia Holdings, and Recreation will continue to own 100% of the outstanding common stock of the Issuer (the "Corporate Reorganization").

           The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on one or more exemptions therefrom. The Issuer has prepared a preliminary offering memorandum dated April 9, 1997 (such preliminary offering memorandum being hereinafter referred to as the "preliminary offering memorandum") and an offering memorandum dated April 24, 1997 (such offering memorandum, in the form first furnished to the Initial Purchasers being hereinafter referred to as the "Offering Memorandum"), setting forth information regarding the Combined Group and the Securities for use in connection with the offering of the Securities. Copies of the preliminary offering memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuer to the Initial Purchasers pursuant to the terms of this Purchase Agreement. Any references herein to the preliminary offering memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Issuer hereby confirms that it has authorized the use of the preliminary offering memorandum and the Offering Memorandum in connection with the offering and sale of the Securities pursuant hereto.

           Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as any such Securities constitute "Registrable Notes" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuer will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering the issuance of senior subordinated notes (the "Exchange Securities") identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) in exchange for the Securities (the "Exchange Offer") and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

           The Issuer is advised by the Initial Purchasers that the Initial Purchasers will make offers (the "Exempt Resales") of the Securities purchased by the Initial Purchasers hereunder on the terms set forth in the Offering Memorandum solely to (i) persons which the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act, (ii) a limited number of other institutional "accredited investors," as defined in Rule 501(a) (1), (2), (3) and (7) under
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the Securities Act (an "Accredited Institution"), that make certain representations and agreements to the Company and (iii) to non-U.S. persons outside the United States in reliance upon Regulation S under the Securities Act (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "Eligible Purchasers").

           Capitalized terms used herein without definition have the respective meanings specified therefor in the Offering Memorandum.

           1. Representations, Warranties and Agreements of the Issuer. The Issuer represents and warrants to and agrees with the Initial Purchasers as of the date hereof and as of the Closing Date that:

           (a) Each of the preliminary offering memorandum and the Offering Memorandum, as of its respective date, contains all the information that, if requested by a prospective purchaser, would be required to be provided pursuant to Rule 144A(d)(4) under the Securities Act. Each of the preliminary offering memorandum and the Offering Memorandum, as of its respective date, did not, and at the Closing Date, the Offering Memorandum and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the preliminary offering memorandum or the Offering Memorandum (or any supplement or amendment thereto) in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Issuer by or on behalf of the Initial Purchasers specifically for use therein (the "Initial Purchasers' Information"). The parties acknowledge and agree that the Initial Purchasers' Information consists solely of the last paragraph of text on the cover page of the Offering Memorandum, the stabilization legend on page six of the Offering Memorandum and the third paragraph, the fourth, fifth and sixth sentences of the sixth paragraph and the seventh paragraph under the caption "Plan of Distribution" in the Offering Memorandum.

           (b) Each entity within the Combined Group has been and, after giving effect to the Concurrent Transactions, each of the Issuer and its subsidiaries (all of which are listed on Schedule II hereto, (collectively, the "Subsidiaries")) is duly incorporated or formed, and validly existing, in good standing under the laws of their respective jurisdictions of organization. Each entity within the Combined Group is, and, after giving effect to the Concurrent Transactions each of the Issuer and the Subsidiaries is, duly qualified to do business and in good standing as a foreign corporation or limited partnership in each jurisdiction in which such entity's ownership or leasing of property or the conduct of such entity's business requires such qualification, and has and, after giving effect to the Concurrent Transactions, will have, all power and authority necessary to own or hold such entity's respective properties and to conduct the business in which such entity is engaged as described in the Offering Memorandum, except where the failure to so qualify or have such power or authority would not have, singly or in the aggregate, a material adverse effect on the financial condition, results of operations or business of, prior to the Concurrent Transactions, the Combined Group, taken as a whole, and, after giving effect to the Concurrent Transactions, the Issuer and the Subsidiaries, taken as a whole (a "Material Adverse Effect").


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           (c) As of January 31, 1997, the Issuer has and, after giving effect to the Concurrent Transactions, the Lake Lanier Transactions and the Refinancings has, the capitalization as set forth in the Offering Memorandum under the heading "Capitalization," and all the issued shares of capital stock of the Issuer have been and, after giving effect to the Concurrent Transactions, have been, duly and validly authorized and issued and are and, after giving effect to the Concurrent Transactions, are fully paid and nonassessable and have not been and, after giving effect to the Concurrent Transactions, have not been issued in violation of any preemptive or similar rights. The outstanding shares of capital stock of each Subsidiary (other than The Fairways Group, L.P., a Delaware limited partnership (the "Fairways Partnership")) have been, and, after giving effect to the Concurrent Transactions, have been validly authorized and issued and fully paid and nonassessable, and, after giving effect to the Concurrent Transactions and the Refinancings, are, owned, directly or indirectly through one or more Subsidiaries, by the Issuer free and clear of any lien (other than any lien on such capital stock pursuant to the New Credit Facility), charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party and have not been issued in violation of any preemptive or similar rights. After giving effect to the Concurrent Transactions, the Issuer owns, directly or indirectly through one or more Subsidiaries, 88.15% of the outstanding partnership interests of the Fairways Partnership (the "Fairways Partnership Interest"); Golf Holdings owns 100% of KSL Fairways Golf Corporation which is, and after giving effect to the Concurrent Transactions, is, the only managing general partner of the Fairways Partnership and owns, and after giving effect to the Concurrent Transactions, owns an 88.15% partnership interest in the Fairways Partnership (the "Partnership Interest"); such Partnership Interest is, and after giving effect to the Concurrent Transactions, is duly authorized by the partnership agreement with respect to the Fairways Partnership, and is and, after giving effect to the Concurrent Transactions, is validly issued and fully paid, and is, and after giving effect to the Concurrent Transactions, is, owned by KSL Fairways Golf Corporation free and clear of any lien (other than, after giving effect to the Concurrent Transactions and the Refinancings, any lien on such partnership interests pursuant to the New Credit Facility), charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, except for limitations on transfer set forth in the partnership agreement related thereto. With respect to equity interests of the Subsidiaries (including without limitation the Fairways Partnership Interest) owned directly or indirectly by the Issuer, there are not and, after giving effect to the Concurrent Transactions, there are not, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for any such equity interests.

           (d) Each of this Agreement, the Indenture and the Registration Rights Agreement has been duly authorized by the Issuer. This Agreement constitutes, and each of the Indenture and Registration Rights Agreement, when duly executed and delivered in accordance with their terms by each party thereto, will constitute, a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). At the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.


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           (e) On the Closing Date, the Securities will have been duly authorized by the Issuer, and the Securities, the Indenture and the Registration Rights Agreement will have been duly executed by the Issuer and will conform in all material respects to the descriptions thereof contained in the Offering Memorandum. When the Securities are issued, authenticated and delivered in accordance with the Indenture and paid for in accordance with the terms of this Agreement (assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Securities by the Trustee), the Securities will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (f) On the Closing Date, the Exchange Securities will have been duly authorized by the Issuer and will conform in all material respects to the descriptions thereof contained in the Offering Memorandum. When the Exchange Securities are issued, authenticated and delivered in accordance with the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Securities by the Trustee), the Exchange Securities will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (g) The execution, delivery and performance of the Indenture, the Securities, the Exchange Securities, the Registration Rights Agreement, the New Credit Facility and this Agreement by the Issuer, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof or thereof, does not, after giving effect to the Concurrent Transactions and the Refinancings, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets (other than any lien pursuant to the New Credit Facility) of the Issuer or any Subsidiary, pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any Subsidiary is a party or is bound or to which any of their respective properties or assets is subject, nor will such actions result in any violation of the provisions of the charter or by-laws or similar document of the Issuer or any Subsidiary, or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Issuer or any Subsidiary or any of their respective properties or assets, except for any such conflict, breach, violation, default, lien, charge or encumbrance that would not have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance of the Indenture, the Securities, the Exchange Securities, the Registration Rights Agreement, the New Credit Facility or this Agreement by the Issuer or any Subsidiary, or the consummation of the transactions contemplated hereby and thereby which shall not have been obtained or made on or prior to the Closing Date (other than such consents, approvals, authorizations or orders of, or filings or


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      registrations with, the Commission or any state securities regulatory authorities as may be required to be obtained or made pursuant to this Agreement or the Registration Rights Agreement).

           (h) Deloitte & Touche LLP are independent certified public accountants with respect to the Combined Group prior to the Concurrent Transactions and the Issuer and its Subsidiaries after giving effect to the Concurrent Transactions, (i) within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder and
      (ii) as required by the Securities Act and the rules and regulations thereunder for financial statements included in a definitive prospectus forming part of a registration statement on Form S-1 under the Securities Act. The historical financial statements (including the related notes) included in the preliminary offering memorandum and the Offering Memorandum comply in all material respects with the requirements applicable to a Registration Statement on Form S-1 (except that (i) no financial statement schedules are included therein and (ii) certain financial information with respect to certain predecessors has been excluded for 1992 and 1993 with the written approval of the staff of the Commission (the "Staff"), as set forth in a letter from the Staff to the Issuer, dated April 4, 1997) and have been prepared in accordance with generally accepted accounting principles consistently applied throughout such periods, and fairly present in all material respects, the financial position of the Combined Group on a combined basis at the respective dates indicated and the results of their operations and cash flows for the respective periods indicated, subject in the case of unaudited combined financial statements to year-end audit adjustments, in accordance with generally accepted accounting principles consistently applied throughout such periods, except as otherwise disclosed therein; and the other historical financial information and financial data set forth in the Offering Memorandum, including the information set forth under the captions "Summary--Summary Historical Combined Financial Combined Data," "Capitalization," "Selected Combined Historical Financial," Selected Historical Financial Data--The Predecessors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," are derived from the accounting records of the Combined Group (including its predecessors) and fairly present in all material respects the data purported to be shown. The other historical financial and statistical information and data included in the preliminary offering memorandum and the Offering Memorandum are, in all material respects, accurately presented.

           (i) The pro forma financial statements contained in the preliminary offering memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical statements referred to in (h) above, except for the pro forma adjustments specified therein, and (i) include all material adjustments to the historical financial data required by Rule 11-02 of Regulation S-X necessary to reflect the Lake Lanier Transaction, the Concurrent Transactions and the Refinancings, (ii) give effect to the assumptions made on a reasonable basis, (iii) present fairly in all material respects in accordance with generally accepted accounting principles consistently applied throughout such periods, the historical and proposed transactions contemplated by the preliminary offering memorandum, the Offering Memorandum and this Agreement and (iv) comply in all material respects with the requirements of Rule 11-01 and 11-02 of Regulation S-X (assuming for purposes of this paragraph (i) that such rules are applicable to the preliminary offering memorandum and the Offering Memorandum); and the other pro forma financial information and financial data set forth in the Offering Memorandum, including the information set forth under the captions "Summary--Summary Pro Forma Combined Financial


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      Data," "Pro Forma Combined Financial Statements," are derived from the accounting records of the Combined Group, and fairly present in all material respects the data shown.

           (j) There are no pending actions or suits or judicial, arbitral or other administrative or other proceedings to which any entity within the Combined Group is and, after giving effect to the Concurrent Transactions, the Issuer or any Subsidiary is, a party or of which any property or assets of any entity within the Combined Group or the Issuer or any Subsidiary, as applicable, is the subject which, singly or in the aggregate, if determined adversely to any entity within the Combined Group are, and, after giving effect to the Concurrent Transactions, the Issuer or any Subsidiary is, reasonably likely to have a Material Adverse Effect; and to the Issuer's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

           (k) (A) No entity within the Combined Group is and, after giving effect to the Concurrent Transactions, none of the Issuer or the Subsidiaries is in violation of its charter or by-laws or similar document, (B) no entity within the Combined Group is and, after giving effect to the Concurrent Transactions and the Refinancings, none of the Issuer or the Subsidiaries is in default in any respect, nor has any event occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any entity within the Combined Group is a party or by which such entity is bound or to which any of their respective property or assets is subject or, after giving effect to the Concurrent Transactions, to which the Issuer or any Subsidiary is a party or by which any such entity will be bound or to which any of their respective property or assets is subject and (C) no entity within the Combined Group is and, after giving effect to the Concurrent Transactions, none of the Issuer or the Subsidiaries is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which any entity within the Combined Group or their respective property or assets may be subject, or after giving effect to the Concurrent Transactions, the Issuer or any Subsidiary or their respective property or assets may be subject, except any violation or default under clauses (B) or (C) that would not reasonably be expected to have a Material Adverse Effect.

           (l) Each entity within the Combined Group possesses and, after giving effect to the Concurrent Transactions, the Issuer and the Subsidiaries possess, all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not have, singly or in the aggregate, a Material Adverse Effect, and neither any entity within the Combined Group has received, and, after giving effect to the Concurrent Transactions, neither the Issuer nor any Subsidiary have received, notification of any revocation or modification of any such license, authorization or permit and none of them has any reasonable basis to believe that any such license, certificate, authorization or permit will not be renewed.

           (m) No entity within the Combined Group is, and, after giving effect to the Concurrent Transactions, none of the Issuer or any Subsidiary, is an "investment company" within the


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      meaning of the Investment Company Act of 1940, as amended (the "Investment
      Company Act"), and the rules and regulations of the Commission thereunder.

           (n) Each entity within the Combined Group maintains and, after giving effect to the Concurrent Transactions, the Issuer and the Subsidiaries, maintain, insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks, in each case as is in accordance with customary industry practice to protect their respective businesses. No entity within the Combined Group has received and, after giving effect to the Concurrent Transactions, neither the Issuer nor any Subsidiary have received, notice from any insurer or agent of such insurer that capital improvements or other expenditures will have to be made in order to continue such insurance.

           (o) No entity within the Combined Group has any securities, and, after giving effect to the Concurrent Transactions, none of the Issuer or any Subsidiary has any securities, registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

           (p) Except as disclosed in the Offering Memorandum (including with respect to this Agreement), no member of the Combined Group is, and, after giving effect to the Concurrent Transactions, none of the Issuer or any Subsidiary is, a party to any contract, agreement or understanding with any person that would give rise to a valid claim against any entity within the Combined Group or, after giving effect to the Concurrent Transactions, the Issuer or any Subsidiary, or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering of the Securities.

           (q) Each entity within the Combined Group owns or possesses, and, after giving effect to the Concurrent Transactions, the Issuer and the Subsidiaries own or possess, adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, other licenses and know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their businesses, except where the failure to own or possess such rights would not have a Material Adverse Effect; and each entity within the Combined Group has, and, after giving effect to the Concurrent Transactions, the Issuer and the Subsidiaries have, no reasonable basis to believe that the conduct of their businesses will conflict with any such rights of others which would reasonably be expected to have a Material Adverse Effect, and no entity within the Combined Group has received, and, after giving effect to the Concurrent Transactions, none of the Issuer or any Subsidiary, have received, any notice of any claim of conflict with any such rights of others which, if such assertion of conflict were sustained, would have a Material Adverse Effect.

           (r) Except as provided in the Offering Memorandum, each entity within the Combined Group has, and, after giving effect to the Concurrent Transactions, the Issuer and the Subsidiaries, have good and marketable title, in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property material to the business of Combined Group, taken as a whole, or the Issuer and the Subsidiaries, taken as a whole, as applicable, in each case free and clear of all liens, encumbrances, claims, defects and imperfections of title (other than, in the case


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      of the Combined Group, pursuant to the Desert Resorts Credit Facility, the
      Doral Credit Facility, the Fairways Credit Facility and seller financing and, in the case of the Issuer and the Subsidiaries, pursuant to the New Credit Facility) that would reasonably be expected to have a Material Adverse Effect, it being understood that liens, encumbrances, claims, defects and imperfections of title that do not materially interfere with the use made or proposed to be made of such property would not reasonably be expected to have a Material Adverse Effect.

           (s) Except as would not reasonably be expected to have a Material Adverse Effect, no entity within the Combined Group has and, after giving effect to the Concurrent Transactions, none of the Issuer or its Subsidiaries have, any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which any entity within the Combined Group or the Issuer or any Subsidiary, as applicable, makes or ever has made a contribution and in which any employee of each entity within the Combined Group or the Issuer or any Subsidiary, as applicable, has ever been a participant. With respect to such plans, each member of the Combined Group is, and, after giving effect to the Concurrent Transactions, the Issuer and each of its Subsidiaries, is in compliance with all applicable provisions of ERISA, except where any non-compliance would not reasonably be expected to have a Material Adverse Effect.

           (t) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by any entity within the Combined Group or, after giving effect to the Concurrent Transactions, the Issuer or any Subsidiary (or, to the best of the Issuer's knowledge, any other entity for whose acts or omissions any entity within the Combined Group or the Issuer or any Subsidiary, as applicable, is or may reasonably be expected to be liable), upon any of the property that is now or was previously owned or leased by any entity within the Combined Group or that, after giving effect to the Concurrent Transactions, is owned by the Issuer or any Subsidiary, or upon any other property, (i) in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or (ii) which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except in the case of both clauses (i) and (ii) for any violation or liability which would not have, singly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which any entity within the Combined Group has, and, after giving effect to the Concurrent Transactions, the Issuer or any Subsidiary, has knowledge, except for any such disposal, discharge, emission or other release of any kind which would not have, singly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

           (u) All tax returns or application for extensions in relation to such tax returns required to be filed by each entity within the Combined Group, and, after giving effect to the Concurrent Transactions, each of Issuer and the Subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. There are no proposed additional (i) state or local income tax or federal tax assessments against any entity within the Combined Group or their assets or property, or after giving effect to the Concurrent Transactions, the Issuer or any Subsidiary or their assets or property or (ii) material state or local franchise, sales or similar tax assessments against any entity within the Combined Group or their assets or property, or after giving effect to the Concurrent Transactions, the Issuer or any Subsidiary or their assets or property.

           (v) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

           (w) Each entity within the Combined Group believes and, after giving effect to the Concurrent Transactions, the Issuer and each of its Subsidiaries believe, that all of the indebtedness being repaid in connection with the Refinancings and the Concurrent Transactions was incurred, and the indebtedness represented by the Securities is being incurred, for proper purposes and in good faith and that each entity within the Combined Group was, at the time of the incurrence of indebtedness with respect to all acquisitions by such entity, and that each such entity currently is and, after giving effect to the Concurrent Transactions, the Refinancings and the Lake Lanier Transaction, the Issuer and each of its Subsidiaries are, solvent, have sufficient capital for carrying on each respective entity's business and are able to pay their respective debts as they mature.

           (x) The Issuer has delivered to the Initial Purchasers true and correct executed copies of the Lake Lanier Islands Management Agreement and there have been no material amendments, alterations, modifications or waivers thereto (other than those as to which the Initial Purchasers shall previously have been advised). The Lake Lanier Islands Management Agreement is the valid and legally binding obligation enforceable against Lake Lanier, and to the best of the Issuer's knowledge, each of the other parties thereto, in accordance with its terms, except as such enforceability may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (y) The Issuer has delivered to the Initial Purchasers true and correct copies of the Sublease between Lake Lanier Islands Development Authority, Sublessor and KSL Lake Lanier, Inc., Sublessee (the "Lake Lanier Sublease"), substantially in the form of which the Issuer expects will be in effect upon consummation of the Lake Lanier Transaction and there have been no material amendments, alterations, modifications or waivers thereto (other than those as to which the Initial Purchasers shall previously have been advised). Upon the release from escrow of the signature pages to the Lake Lanier Sublease, the Lake Lanier Sublease will be the valid and legally binding obligation of each of the parties set forth therein, enforceable against Lake Lanier, and to the best of the Issuer's knowledge, each of the other parties thereto, in accordance with its terms, except as such enforceability may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (z) Except as permitted by Regulation M under the Exchange Act, neither any entity within the Combined Group, nor any of their respective affiliated purchasers (as defined in Regulation M), either alone or with one or more other persons, has bid for or purchased, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempted to induce any person to purchase any Securities; and neither it nor any of its affiliated purchasers has made bids or purchases for the purpose of creating actual, or apparent, active trading in the Securities or of raising the price of the Securities;

           (aa) Neither any entity within the Combined Group nor any of their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

           (ab) Neither any entity within the Combined Group nor any of their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act) or any other person acting on their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

           (ac) Assuming the accuracy of the Initial Purchasers' representations in Section 2(b) hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the issuance and sale of the Securities and the offer, resale and delivery of the Securities in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

           (ad) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

           (ae) The Issuer has not taken and will not take, directly or indirectly, any action prohibited by Regulation M of the Exchange Act in connection with the offering of the Securities.

           (af) Except as described or summarized in the Offering Memorandum, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Issuer.

           (ag) Since the date as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum, (A) there has been no material adverse change or any development involving a prospective material adverse change in the financial condition or in the earnings or business of any entity within the Combined Group, taken as a whole, whether or not arising in the ordinary course of business and, after giving effect to the Concurrent Transactions, no such change or development with respect to the Issuer and the Subsidiaries, taken as a whole, (B) there have been no transactions entered into by any entity within the Combined Group which are material with respect to the Combined Group, taken as a whole, and after giving effect to the Concurrent Transactions, no such transaction with respect to the Issuer or the Subsidiaries, taken as a whole, and (C) other than dividends or distributions contemplated in connection with the Concurrent Transaction, there has been no dividend or distribution of any kind declared, paid or made by any entity within the Combined Group and, after giving effect to the Concurrent Transactions, no dividend or distribution of any kind declared, paid or made by the Issuer or the Subsidiaries.

           (ah) Neither any entity within the Combined Group, nor any of its affiliates or any person acting on their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Securities, and each entity within the Combined Group and their respective affiliates and all persons acting on their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States.

           (ai) The Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the Restricted Period and only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Securities Act, which U.S. person will acquire an interest in a Registrable Note (as defined in the Registration Rights Agreement).

           (aj) The sale of the Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

           2. Purchase by the Initial Purchasers. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Issuer agrees to issue and sell to the Initial Purchasers and the Initial Purchasers, severally and not jointly, agree to purchase from the Issuer such respective principal amounts of Securities as are set forth opposite the name of such Initial Purchaser in
Schedule I hereto at a purchase price equal to 97.25% of the principal amount thereof, plus accrued interest, if any, from April 30, 1997, to the Closing Date.

           The Issuer shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

      (b) Each Initial Purchaser represents and warrants to the Issuer as follows:

            (i) Such Initial Purchaser is either a QIB or an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities.

           (ii) Such Initial Purchaser (A) is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Securities only to QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, to not more than ten Accredited Institutions that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum and to non-U.S. persons outside the United States in offshore transactions in reliance upon Regulation S under the Securities Act.

           (iii) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Securities, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

           (iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, such Initial Purchaser will solicit offers to buy the Securities only from, and will offer to sell the Securities only to Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Securities only to, and will solicit offers to buy the Securities only from, persons who in purchasing such Securities will be deemed to have represented and agreed (1) if such Eligible Purchaser is a QIB, that they are purchasing the Securities for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (2) that the seller of such Securities may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder and that such Securities will not have been registered under the Securities Act and (A) that such Securities may be resold, pledged or otherwise transferred, only
      (i) (w) inside the United States to a person who the seller reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (x) in a transaction meeting the requirements of Rule 144 under the Securities Act, (y) outside the United States in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act or (z) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer so requests), (ii) to the Issuer, (iii) or pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and (B) the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (A) above.

           (v) Such Initial Purchaser agrees that it has offered the Securities and will offer and sell the Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Securities Act. Accordingly, neither such Initial Purchaser, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Securities, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

           (vi) Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and that such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the Restricted Period and only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Securities Act, which U.S. person will acquire an interest in a Registrable Note (as defined in the Registration Rights Agreement).

           (vii) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the Restricted Period a confirmation or notice to substantially the following effect:

           "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A or to Accredited Investors in transactions that are exempt from the registration requirements of the Securities Act) under the Securities Act. Terms used above have the meanings assigned to them in Regulation S."

           Such Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Issuer.

           (viii) Such Initial Purchaser further represents and agrees that (1) it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Securities, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

           (ix) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

           (x) Such Initial Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except such advertisements as include the statements required by Regulation S.

           (xi) The sale of the Securities in offshore transactions pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

           (xii) Such Initial Purchaser is not a pension or welfare plan (as defined in Section 3 of ERISA) and is not acquiring the Securities on behalf of a pension or welfare plan).

           (xiii) Such Initial Purchaser has not taken and will not take, directly or indirectly, any action prohibited by Regulation M of the Exchange Act in connection with the offering of the Securities.

      Terms used in this Section 2 that have the meanings assigned to them in Regulation S are used herein as so defined.

      Each Initial Purchaser acknowledges that the Issuer, and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 5 hereof, counsel to the Issuer and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and each Initial Purchaser hereby consents to such reliance.

           3. Delivery of and Payment for the Securities. Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Issuer, at 10:00 a.m., New York City time, on April 30, 1997, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Issuer (such time and date of payment and delivery being referred to herein as the "Closing Date").

           On the Closing Date, payment of the purchase price for the Securities shall be made to the Issuer by wire or book-entry transfer of same-day funds to such account or accounts as the Issuer shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form with respect to certificates delivered for sales to QIBs and purchasers pursuant to Regulation S, and certificated form with respect to certificates delivered for sales to Accredited Institutional Investors, registered in such names and in such denominations as DLJ shall have requested in writing not less than two full business days prior to the Closing Date. The Issuer agrees to make one or more global or certificated certificates evidencing the Securities available for inspection by DLJ in New York, New York at least 24 hours prior to the Closing Date.

           4. Further Agreements of the Issuer. The Issuer agrees with the Initial Purchasers:

           (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and not to effect such amendment or supplement without the consent of the Initial Purchasers (such consent not to be unreasonably withheld); to advise the Initial Purchasers promptly of any order preventing or suspending the use of the preliminary offering memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the preliminary offering memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

           (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the preliminary offering memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested; and the Issuer hereby consents to the use of the preliminary offering memorandum and the Offering Memorandum, and any amendments and supplements thereto, in connection with resales of the Securities;

           (c) if the delivery of the Offering Memorandum is required at any time prior to the consummation of the Registered Exchange Offer or the effectiveness of an applicable Shelf Registration Statement in connection with the sale or the resale of the Securities and if at such time any events shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when the Offering Memorandum is delivered, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Offering Memorandum in order to comply with any law, to notify the Initial Purchasers immediately thereof, and to prepare promptly and furnish to the Initial Purchasers an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance. The Initial Purchasers' delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in Section 5 hereof;

           (d) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Issuer after a reasonable period to review; provided, however, that notwithstanding the Initial Purchasers' objection such amendment or supplement may be effected if counsel to the Issuer reasonably determines that the Issuer would be adversely affected if such amendment or supplement is not effected;

           (e) for a period of three years following the Closing Date, to furnish to the Initial Purchasers all public reports and all reports, documents, information and financial statements furnished by the Issuer to the Commission pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

           (f) for so long as it is required to do so under the Indenture and at any time that it is not subject to Section 13 or 15(d) of the Exchange Act, upon request of any holder of the Securities, to furnish to such holder, and to any prospective purchaser or purchasers of the Securities designated by such holder, information satisfying the requirements of subsection (d)(4) of Rule 144A under the Securities Act. This covenant is intended to be for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders;

           (g) to use the proceeds from the sale of the Securities in the manner described in the Offering Memorandum under the caption "Use of Proceeds";

           (h) to assist the Initial Purchasers in arranging for the Securities to be designated PORTAL Market securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

           (i) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

           (j) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

           (k) except following the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement, as the case may be, neither the Issuer nor any of its affiliates (as such term is defined in Rule 501(b) under the Securities Act) will, and the Issuer will not authorize or knowingly permit any person acting on its or their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

           (l) to not, and to ensure that no affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Issuer will, offer, sell or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act;

           (m) to cause each Security to bear the legend set forth in the form of Security attached as Exhibit A to the Indenture until such legend shall no longer be required by the Indenture;

           (n) promptly to take from time to time such action as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith neither the Issuer nor any Subsidiary shall be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction where it is not so qualified or so subject. The Issuer will promptly advise the Initial Purchasers of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

           (o) to comply with the Registration Rights Agreement and all agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Securities for "book-entry" transfer;

           (p) except as permitted by Regulation M under the Exchange Act, in connection with the Offering, until the Initial Purchasers shall have notified the Issuer of the completion of the resale of the Securities, neither the Issuer nor any of its affiliated purchasers (as defined in Regulation M), either alone or with one or more other persons, will bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and neither it nor any of its affiliated purchasers will make bids or purchases for the purpose of creating actual, or apparent, active trading in the Securities or of raising the price of the Securities;

           (q) Not to voluntarily claim, and to resist actively any attempt to claim, the benefit of any usury laws against the holder of the Securities;

           (r) without the prior written consent of the Initial Purchasers, to not, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Issuer or any of its affiliates and resold in a transaction registered under the Securities Act; and

           (s) to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture.

           5. Conditions of Initial Purchasers, Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and on the Closing Date, of the representations and warranties of the Issuer contained herein, to the accuracy of the statements of officers of the Issuer made in any certificates delivered pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder, and to each of the following additional terms and conditions:

           (a) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities or preventing the use of the Offering Memorandum in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

           (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Indenture, the Securities, the Exchange Securities, the Registration Rights Agreement, the New Credit Facility, this Agreement and the Offering Memorandum, and all other legal matters relating to the Securities, the Exchange Securities, the Indenture, the Registration Rights Agreement, the New Credit Facility, this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to the Initial Purchasers, and the Issuer shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters; and none of the Initial Purchasers shall have discovered and disclosed to the Issuer on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

           (c) Simpson Thacher & Bartlett, shall have furnished to the Initial Purchasers its written opinion, as counsel to the Issuer, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

                (i) The Issuer has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the state of Delaware and has full corporate power and authority to conduct its business as described in the Offering Memorandum;

                (ii) Each Subsidiary listed on Schedule II hereto (other than the Fairways Partnership, as to which no opinion is given in this clause (ii) and other than Monroe Valley Associates, L.P., Liberty Golf Park, Inc. and Mequon Country Club, inc., as to which no opinion is given) incorporated under the laws of the state of Delaware, has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the state of Delaware and each such Subsidiary has full corporate power and authority to conduct its business as described in the Offering Memorandum.

                (iii) The Fairways Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Delaware Act"), and has all partnership power and authority to conduct its business as described in the Offering Memorandum.

                (iv) The outstanding shares of common stock of the Issuer and each Subsidiary (other than the Fairways Partnership, Monroe Associates, L.P., Liberty Golf Park, Inc. and Mequon Country Club, Inc.), after giving effect to the Concurrent Transactions, have been duly authorized and validly issued and are fully paid and nonassessable under the General

           Corporation Law of the State of Delaware; after giving effect to the Concurrent Transactions, the Partnership Interest has been duly authorized and validly issued and is fully paid and nonassessable under the Delaware Limited Partnership Act.

                (v) The issue and sale of the Notes by the Issuer and the compliance by the Issuer with all of the provisions of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes, after giving effect to the Concurrent Transactions and the Refinancings, does not result in a default under, or result in the creation or imposition of any lien, charge or encumbrance on any property or assets of the Issuer or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the annexed Schedule A furnished to such counsel by the Issuer and which the Issuer has represented lists all material agreements and instruments to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound or to which any of the property or assets of the Issuer or any of its Subsidiaries is subject, nor does such action violate the Certificate of Incorporation or By-laws of the Issuer or any of its Subsidiaries or any Federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any Federal or New York statute or the Delaware General Corporation Law or any order known to such counsel issued pursuant to any Federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body that has jurisdiction over the Issuer or any of its Subsidiaries or any of their respective properties.

                (vi) No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to such counsel's knowledge, any Federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law, is required for the issue and sale of the Notes by the Issuer or the compliance by the Issuer with all of the provisions of the Purchase Agreement, the Indenture, the New Credit Facility, the Registration Rights Agreement and the Notes except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers and for such registration or qualification as is contemplated by the Registration Rights Agreement.

                (vii) None of the Issuer or any of its Subsidiaries (other than Monroe Associates, L.P. and Mequon Country Club, Inc., as to which no opinion is given) is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

                (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Issuer.

                (ix) The Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid and legally binding agreement of the

           Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability of rights to indemnity and contribution thereunder may be limited by considerations of public policy.

                (x) The Indenture has been duly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with its terms.

                (xi) The Notes have been duly authorized, executed and issued by the Issuer and, assuming due authentication of the Notes by the Trustee and upon payment and delivery in accordance with the Purchase Agreement, will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture.

                (xii) The statements made in the Offering Memorandum under the caption "Description of Notes," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

                (xiii) No registration under the Securities Act of 1933, as amended, of the Notes, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Notes by the Issuer to the Initial Purchasers or the reoffer and resale of the Notes by the Initial Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Purchase Agreement, the Indenture and the Offering Memorandum. The Indenture conforms in all material respect to the requirements of the Trust Indenture Act.

           Such counsel shall also state that such counsel has not independently verified the accuracy, completeness or fairness of the statements made or included in the Offering Memorandum and takes no responsibility therefor, except as and to the extent set forth in paragraph (xi) above. In the course of the preparation by the Combined Group of the Offering Memorandum, such counsel participated in conferences with certain officers and employees of the Combined Group, with representatives of Deloitte & Touche LLP, independent public accountants for the Combined Group, and with counsel to the Combined Group. Based upon such counsel's examination of the Offering Memorandum, such counsel's investigations made in connection with the preparation of the Offering Memorandum and such counsel's participation in the conferences referred to above, such counsel has no reason to believe that the Offering Memorandum as of its date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to the financial statements or other financial data contained in the Offering Memorandum.

           In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, and the General Corporation Law of Delaware and may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Issuer and public officials which are furnished to the Initial Purchasers.

           (d) Nola S. Dyal, Esq., General Counsel of the Issuer, shall have furnished to the Initial Purchasers her written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

                (i) the execution, delivery and performance by the Issuer of the Indenture, the Securities, the Registration Rights Agreement, the New Credit Facility and this Agreement and the fulfillment of the terms hereof and thereof, do not, after giving effect to the Concurrent Transactions, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets (other than any lien pursuant to the New Credit Facility) of the Issuer or any Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Issuer or its Subsidiaries is a party, except (a) for any such conflicts, breaches, violations or defaults which would not reasonably be expected to have a Material Adverse Effect and (b) that the partnership agreement for Fairways Group, L.P. may not permit the giving of the guarantee required by the New Credit Facility, nor after giving effect to the Concurrent Transactions, will such actions result in any violation of or conflict with the provisions of any statute, judgment, order, decree, rule or regulation of any court, governmental agency or body or arbitrator identified in a schedule thereto;

                (ii) After giving effect to the Concurrent Transactions, Golf Holdings is the only managing general partner of the Fairways Partnership and owns a 88.15% partnership interest in the Fairways Partnership (the "Partnership Interest"); after giving effect to the Concurrent Transactions, such Partnership Interest is owned by KSL Fairways Golf Corporation free and clear of all liens, encumbrances or claims of record, other than transfer restrictions under the parternship agreement with with respect thereto;

                (iii) the Issuer is duly qualified to do business and is in good standing as a foreign corporation in California; KSL Desert Resorts is duly qualified to do business and is in good standing as a foreign corporation in California;

                (iv) after giving effect to the Concurrent Transactions, neither the Issuer nor any Subsidiary has any outstanding preferred stock; all of the issued and outstanding shares of capital stock of each Subsidiary (other than the Fairways Partnership) are, and after giving effect to the Concurrent Transactions, will be owned of record, directly or indirectly, by the Issuer;

                (v) after giving effect to the Concurrent Transactions, neither the Issuer nor any Subsidiary is in violation of any terms or provisions of its respective charter or by-laws or similar documents;

                (vi) after giving effect to the Concurrent Transactions, no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any material agreement identified by the Issuer to her and which would reasonably be expected to have a Material Adverse Effect;

           Such counsel shall also state that she has not independently verified the accuracy, completeness or fairness of the statements made or included in the Offering Memorandum and takes no responsibility therefor. In the course of the preparation by the Combined Group of the Offering Memorandum, such counsel participated in conferences with certain officers and employees of the Combined Group, with representatives of Deloitte & Touche LLP, independent public accountants for the Combined Group, and with counsel to the Combined Group. Based upon such counsel's examination of the Offering Memorandum, such counsel's investigations made in connection with the preparation of the Offering Memorandum and such counsel's participation in the conferences referred to above, such counsel has no reason to believe that the Offering Memorandum as of its date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to the financial statements or other financial data contained in the Offering Memorandum.

           In rendering such opinion, such counsel may state that her opinion is limited to matters governed by the federal laws of the United States of America and the laws of the States of Florida and California, and to the extent such counsel deems proper, on certificates of responsible officers of the Issuer and public officials which are furnished to the Initial Purchasers.

           (e) The Initial Purchasers shall have received from Latham & Watkins ("L&W"), counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

           (f) At the time of the execution of this Agreement, the Issuer shall have furnished to the Initial Purchasers a letter of Deloitte & Touche LLP, dated the date hereof (the "Initial Letter"), in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

           (g) On the Closing Date, the Issuer shall have furnished to the Initial Purchasers a letter (the "bring-down letter") of Deloitte & Touche LLP, addressed to the Initial Purchasers and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its Initial Letter.

           (h) The Issuer shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, as of its date and the Closing Date, the Offering Memorandum did not, and does not, include any untrue statement of a material fact and did not, and does not, omit to state a material fact required to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) as of the Closing Date would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Issuer in this Agreement are true and correct in all material respects, the Issuer has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no event or development that can reasonably be expected to result in a Material Adverse Effect, except as set forth in the Offering Memorandum.

           (i) No action shall have been taken and no statute, rule, injunction, regulation or order shall have been enacted, adopted or issued by any federal or state court of competent jurisdiction or any governmental agency which would, as of the Closing Date, prevent the issuance or sale of the Securities or the transactions contemplated by the Concurrent Transactions.

           (j) The Issuer and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement.

           (k) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

           (l) The Indenture shall have been duly executed and delivered by the Issuer and the Trustee and the Securities shall have been duly executed and delivered by the Issuer and duly authenticated by the Trustee.

           (m) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

           (n) At or prior to the Closing Date, the Corporate Reorganization shall have been consummated and shall conform in all material respects to the descriptions relating thereto in the Offering Memorandum and the Initial Purchasers shall have received satisfactory evidence of the consummation thereof.

           (o) All of the issued and outstanding Series A Preferred Stock, $.01 par value, of KSL Florida Holdings, Inc., a Delaware corporation, held by Recreation will be retired and cancelled on the Closing Date (immediately after the Closing) and the Initial Purchasers shall have been provided with satisfactory evidence thereof.

           (p) The Issuer shall have entered into the New Credit Facility (the form and substance of which shall be reasonably acceptable to the Initial Purchasers) and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other material documents and agreements entered into in connection therewith.

           (q) Each condition to the closing contemplated by the New Credit Facility (other than the issuance and sale of the Securities pursuant hereto and closing conditions relating to ministerial matters) shall have been satisfied or, with the Initial Purchasers specific approval, waived; provided that the Initial Purchasers shall be deemed to have approved any waivers disclosed to the Initial Purchasers prior to Initial Purchasers' execution and delivery of this Agreement. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by the Concurrent Transactions and this Agreement) no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the New Credit Facility. At or prior to the Closing Date, the closing under the New Credit Facility shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Memorandum and the Initial Purchasers shall have received satisfactory evidence of the consummation thereof.

           (r) Prior to the Closing Date, the Issuer shall have furnished to the Initial Purchasers audited financial statements consisting of, (i) with respect to the entity which owned the Hotel at La Quinta prior to its acquisition, income statement data for the years ended December 31, 1992 and 1993, and balance sheet data at December 31, 1992 and December 31, 1993; (ii) with respect to the predecessor to Doral, income statement data for the years ended December 31, 1992 and 1993, and balance sheet data at December 31, 1992 and December 31, 1993; and with respect to the entity that owned Fairways prior to its acquisition, income statement data for the year ended December 31, 1992 and balance sheet data at December 31, 1992;

           (s) At or prior to the Closing Date, each of the Tax Sharing Agreement, the Expense Allocation Agreement and the KSL Land Note shall have been entered into (the form and substance of which shall be reasonably acceptable to the Initial Purchasers and on terms that conform in all material respects to the descriptions thereof in the Offering Memorandum) and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

           (t) the Initial Purchasers shall be satisfied that the Concurrent Transactions and the Refinancings shall have been consummated or will be consummated on Closing Date in a manner consistent in all material respects with the descriptions thereof set forth in the Offering Memorandum and the Initial Purchasers shall have received satisfactory evidence of the consummation thereof, including, without limitation, (1) with respect to the Concurrent Transactions: (i) stock certificates evidencing ownership by the Issuer of 100% of the outstanding capital stock of each of KSL Landmark, Florida Holdings, Golf Holdings and KSL Georgia Holdings; (ii) an acknowledgment from Recreation evidencing the receipt by Recreation of all of the general partnership interest and Class A limited partnership interests owned by KSL Landmark in the four limited partnerships referenced in the Offering Memorandum; (iii) a cross-receipt evidencing the sale by KSL Landmark to KSL Land of the 1% general partnership interest and Class A limited partnership interest owned by KSL Landmark in the limited partnership referenced in the Offering Memorandum; (iv) written acknowledgments from each of Recreation, the Issuer, Desert Resorts, Doral, Fairways and Lake Lanier of the settlement of all inter-company account balances, which settlement shall result in a net cash increase to the Issuer of approximately $46.3 million; (v) written acknowledgement from Recreation of the receipt of approximately $63 million consisting of dividends and/or a return of capital from the Issuer; (v) evidence of cancellation of existing management and other agreements previously used to allocate corporate general and administrative expenses between Recreation and entities within the Combined Group (other than the management agreement with respect to Fairways); and (2) with respect to the Refinancings, pay-off letters evidencing repayment of all indebtedness repaid in connection with the Refinancings.

           (u) Prior to the Closing Date, the Issuer shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request, including any such information, certificates and documents required in connection with the legal opinions to be furnished by your counsel as set forth in Section 5(e) above.

           All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory in all material respects to L&W.

           6. Effective Date and Termination. (a) This Agreement shall become effective upon the execution hereof.

      (b) This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Issuer if any of the following has occurred: (i) subsequent to the date on which information is given in the Offering Memorandum, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise of the Combined Group, and, after giving effect to the Concurrent Transactions, the Issuer and the Subsidiaries, in each case, taken as a whole, or the earnings, affairs, or business prospects of the Combined Group, taken as a whole, and, after giving effect to the Concurrent Transactions, the Issuer and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in the judgment of DLJ, materially impair the investment quality of the Securities; (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere if the effect of such outbreak, escalation, calamity, crisis, material adverse change or emergency would, in the judgment of DLJ, make it impracticable to market the Securities or to enforce contracts for sale of the Securities; (iii) any suspension or material limitation of trading generally in securities on the New York Stock Exchange or Nasdaq National Market System or any setting of minimum prices for trading on such exchange or markets; (iv) any declaration of a general banking moratorium by either federal or New York State authorities; (v) any securities of the Issuer or any Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g)(2) under the Securities Act); (vi) the taking of any action by any federal or state government agency in respect of its monetary or fiscal affairs that, in the judgment of DLJ makes it impracticable to market the Securities or to enforce contracts for the sale of the Securities; or (vii) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court of other governmental authority which, in the judgment of DLJ would have a Material Adverse Effect.

      (c) The indemnities and contribution provisions and other agreements, representations and warranties of the Combined Group and, after giving effect to the Concurrent Transactions, the Issuer and the Subsidiaries, their respective officers and directors and of the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and shall survive delivery of and payment for the Securities, regardless of any
(i) investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers or by or on behalf of the Combined Group and, after giving effect to the Concurrent Transactions, the Issuer and the Subsidiaries, their respective officers or directors or controlling persons, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

      (d) If this Agreement shall be terminated by the Initial Purchasers pursuant to paragraph (b)(i) or (v) of this Section 6, or because of the failure or refusal on the part of the Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, the Issuer agrees to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by the Initial Purchasers. Notwithstanding any termination of this Agreement, the Issuer shall be liable (except to a defaulting Initial Purchaser) for all expenses which its has agreed to pay pursuant to Section 10 hereof.

           7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for non-defaulting Initial Purchasers and make arrangements for the purchase of the Securities which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Issuer and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, then, (i) if the principal amount of defaulted Securities does not exceed 10% of the principal amount of Securities to be purchased on such date, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective obligations hereunder bear to the obligations of all nondefaulting Initial Purchasers, or (ii) if the principal amount of defaulted Securities exceeds 10% of the principal, amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuer, except that the Issuer will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 10 and the provisions of Section 8 shall not terminate and shall remain in effect.

           As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule I hereto who, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

      (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuer or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuer may postpone the Closing Date for up to seven full business

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                                                                              28


days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Issuer agrees to make promptly any amendment or supplement to the Offering Memorandum that effects any such changes.

      8. Indemnification. (a) The Issuer agrees to indemnify and hold harmless
(i) each Initial Purchaser and (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) the Initial Purchasers (any of the persons referred to in this clause (ii) being hereinafter referred to as a "Controlling Person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person (any person referred to in clause (i), (ii) or (iii) in such capacity may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or the preliminary offering memorandum, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading, except (i) insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to the Initial Purchasers furnished in writing to the Issuer by or on behalf of the Initial Purchasers through you expressly for use in the Offering Memorandum or (ii) that, with respect to any such untrue statement or omission or alleged untrue statement or omission made in the preliminary offering memorandum, the indemnity agreement contained in this
Section 8 shall not inure to the benefit of the Initial Purchasers from whom the person asserting any such losses, claims, damages, liabilities and judgments purchased the Securities if the untrue statement or omission or alleged untrue statement or omission in the preliminary offering memorandum was corrected in the Offering Memorandum. The Issuer also agrees to reimburse each Indemnified Person for any and all fees and expenses (including, without limitation, the fees and expenses of counsel) as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement (including, without limitation, its rights under this Section 8).

      (b) In case any action or proceeding (including any governmental or regulatory investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Issuer, such Indemnified Person shall promptly notify the Issuer in writing (provided, that the failure to give such notice shall not relieve the Issuer of its obligation pursuant to this Agreement unless such failure materially prejudices the Issuer) and the Issuer shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses (regardless of whether it is ultimately determined that an Indemnified Person is not entitled to indemnification hereunder). Such Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Issuer, (ii) the Issuer shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Issuer or any of its Subsidiaries and such

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                                                                              29


Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuer or any of its Subsidiaries (in which case the Issuer shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Issuer shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by the Initial Purchasers and that all such fees and expenses shall be reimbursed as they are incurred). The Issuer shall not be liable for any settlement of any such action or proceeding effected without the Issuer's prior written consent, but if settled with the written consent of the Issuer, which consent will not be unreasonably withheld, the Issuer agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the Issuer and an Indemnified Person shall have requested the Issuer to reimburse the Indemnified Person for such fees and expenses of counsel as incurred, the Issuer agrees that it shall be liable for any settlement for any action effected without the Issuer's written consent if (i) such settlement is entered into more than 20 business days after the receipt by the Issuer of the aforesaid request and (ii) the Issuer shall have failed to reimburse the Indemnified Person in accordance with such request for reimbursement prior to the date of such settlement. The Issuer shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

      (c) The Initial Purchasers agree, severally and not jointly, to indemnify and hold harmless the Issuer, its directors, its officers and any controlling person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Issuer to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to the Initial Purchasers furnished in writing by or on behalf of the Initial Purchasers expressly for use in the preliminary offering memorandum or the Offering Memorandum. In case any action shall be brought against any such Indemnified Person in respect of which indemnity may be sought against the Initial Purchasers, the Initial Purchasers shall have the rights and duties given to the Issuer (except that if the Issuer shall have assumed the defense thereof, the Initial Purchasers shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Initial Purchasers), and the Indemnified Person shall have the rights and duties given to the Initial Purchasers by Section 8(b) hereof.

      (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is

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                                                                              30


appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuer and the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Issuer or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Issuer and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, each Initial Purchaser (and the Initial Purchasers' related Indemnified Persons) shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount applicable to the Securities purchased by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) The indemnity and contribution obligations of the Issuer contained in this Section 8 are in addition to any liability or obligation which the Issuer may otherwise have to any Indemnified Person.

      9. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuer and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Issuer and their respective affiliates and successors and the controlling persons and officers and directors referred to in
Section 8 and their heirs and legal representatives and other than holders and prospective purchasers of the Securities as provided in Section 4(f), any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      10. Expenses. The Issuer agrees with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities; (b) the costs incident to the preparation, printing and distribution of any preliminary offering memorandum, the Offering Memorandum and any amendments and supplements thereto; (c) the costs of reproducing and distributing this Agreement, the Registration Rights Agreement and the Indenture; (d) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(n) and of preparing, printing and distributing a preliminary and final Blue Sky Memorandum (including related reasonable fees and expenses of L&W); (e) any fees charged by securities rating services for rating the

Securities; (f) all fees and expenses of the Trustee; (g) all costs incident to and fees and expenses of the inclusion of the Securities on the PORTAL Market system and the approval of the Securities for book-entry transfer by DTC; (h) the fees, disbursements and expenses of the Issuer's counsel and accountants; and (i) all other costs and expenses incident to the performance of the obligations of the Issuer under this Agreement (other than each parties' respective share of the costs and expenses incurred in connection with the roadshow); provided, however, that, except as otherwise provided in this Section 10 the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel and the expenses of advertising any offering of the Securities made by the Initial Purchasers.

      11. Survival. The respective indemnities, rights of contribution, representations, warranties, agreements and statements made by or on behalf of the Issuer and the Initial Purchasers and any of their respective affiliates, representatives, officers, directors or controlling persons contained in this Agreement or in any certificate delivered pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation or statement as to the results thereof made by or on behalf of any of them or any person controlling any of them.

      12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

           (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Donaldson Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, NY 10172, Attention: Thomas G. McGonagle; and

           (b) if to the Issuer, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Issuer set forth in the Offering Memorandum, Attention: John K. Saer, Jr. and General Counsel;

provided, however, that any notice to the Initial Purchasers pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to the Initial Purchasers at their addresses set forth on the signature page hereof.

      Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

      13. Business Day. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

      14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      15. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by facsimile) and, if executed in one or more counterparts, the executed counter parts shall each be an original, but all such counterparts shall together constitute one and the same instrument.

      16. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

      17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

           If the foregoing is in accordance with your understanding of this Agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Issuer and the several Initial Purchasers in accordance with its terms. Initial Purchasers, kindly indicate your acceptance in the space provided for that purpose below.

                               Very truly yours,

                               KSL RECREATION GROUP, INC.


                               By:____________________________________
                                  Name:
                                  Title:


Accepted and agreed to as of
the date first written above:

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
SALOMON BROTHERS INC
CREDIT SUISSE FIRST BOSTON CORPORATION
BANK AMERICA SECURITIES, INC.
MONTGOMERY SECURITIES
SCOTIA CAPITAL MARKETS (USA) INC.

Acting severally on behalf of
  themselves and the several
  Initial Purchasers names
  in Schedule I hereto

BY:  DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


By:____________________________
    Name:
    Title:

Addresses for Notices:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172

SALOMON BROTHERS INC
7 World Trade Center
New York, New York  10048

CREDIT SUISSE FIRST BOSTON CORPORATION
11 Madison Avenue
New York, New York  10010

BANCAMERICA SECURITIES, INC.
231 S. LaSalle Street, 17th Floor
Chicago, Illinois  60697

MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California  94111

SCOTIA CAPITAL MARKETS (USA) INC.
One Liberty Plaza
25th Floor
New York, New York  10006

                                   Schedule I

                                                                    Principal
                                                                    Amount of
Initial Purchaser                                                   Securities
-----------------                                                   ----------

Donaldson, Lufkin & Jenrette
  Securities Corporation ..................................         $ 62,500,000

Salomon Brothers Inc ......................................           31,250,000

Credit Suisse First Boston Corporation ....................           12,500,000

BancAmerica Securities, Inc. ..............................            6,250,000

Montgomery Securities .....................................            6,250,000

Scotia Capital Markets (USA) Inc  .........................            6,250,000
                                                                    ------------

      Total                                                         $125,000,000
                                                                    ============

                                   Schedule II

KSL Landmark Corporation
KSL Desert Resorts, Inc.
KSL Florida Holdings, Inc.
KSL Hotel Corporation
KSL Georgia Holdings, Inc.
KSL Lake Lanier, Inc.
KSL Golf Holdings, Inc.
KSL Fairways Golf Corporation
The Fairways Group, L.P.
Mequon Country Club, Inc.
Monroe Associates, L.P.
Liberty Golf Park, Inc.

                             EXHIBIT A

               Form of Registration Rights Agreement